SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               Form 8-K/A 1


                              CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                   Date of Report:  December 28, 1994
                    (Date of earliest event reported)


                          GENERAL RE CORPORATION
         (Exact name of Registrant as specified in its charter)


Delaware                 	     1-8026	                  06-1026471
(State of Incorporation)	      (Commission File No.)	   (I.R.S. Employer
		                                                      Identification  No.)


695 East Main Street
Stamford, Connecticut	                                  	06904-2351
(Address of principal executive office)	                	(Zip Code)

Registrant's Telephone Number,
Including area code:  (203) 328-5000











                             GENERAL RE CORPORATION
                                 FORM 8-K/A 1


Item 7.  Financial Statements and Exhibits


(a) Financial statements of the business acquired:

(i)	Cologne Re Group's audited profit and loss statement for the year ended
December 31,1993, balance sheet as of December 31, 1993, and corresponding notes are filed as Exhibit 99(a). The Cologne Re Group accounts were compiled in accordance with German group accounting principles of trade law, company law provisions, the provisions of insurance supervisory law, the ordinance on the accounting of insurance companies and the directives for group accounting published by the German Federal Supervisory Office (collectively referred to as "German GAAP") for the insurance industry. The Group accounts follow the layout and specification of items set forth by the German Federal Supervisory Officer. The effects on the financial statements of the differences between U.S. generally accepted accounting principles ("U.S. GAAP") and German GAAP are presumed to be material.

(ii)	1994 interim (twelve months) consolidated financial statements of Cologne
Re prepared under U.S. GAAP; and


(b)	Pro forma financial information:

(i)	Pro forma financial information of General Re Corporation and its subsidiaries (the "Corporation") for the year ended December 31, 1994, prepared as if the transaction with Cologne Re had occurred on January 1, 1994.


(c)	Exhibits:

2	     General Re - Colonia Konzern Joint Venture Agreement

23	     Consent of KPMG Deutsche Treuhand-Gesellschaft AG

99(a)  Cologne Re's 1993 Financial Statements based on German GAAP

99(b) Press release dated December 28, 1994 concerning the closing on the Cologne Re transaction

                                        2



                            GENERAL RE CORPORATION
                               FORM 8-K/A 1

                        INDEX TO FINANCIAL STATEMENTS



                                                                 	Page(s)
FINANCIAL STATEMENTS UNDER ITEM 7(a)
    (Unaudited)

Consolidated Statement of Income of Cologne Re
   Twelve months ended December 31, 1994                             	4

Consolidated Balance Sheet of  Cologne Re
   December 31, 1994                                                 	5

Consolidated Statement of Cash Flows of Cologne Re
   Twelve months ended December 31, 1994                             	6

Notes to Consolidated Interim Financial Statements	                 7-11



PRO FORMA FINANCIAL INFORMATION UNDER ITEM 7(b)
    (Unaudited)

Pro Forma Consolidated Statement of  Income
   Year ended December 31, 1994	                                      13

Notes to Pro Forma Consolidated Statement of Income 	              14-15











                                         3


                                   Cologne Re
                        Consolidated Statement of Income
	                     Twelve months ended December 31, 1994
	                              U.S. GAAP Basis
                                 (in millions)


                                                                   	DM
Premiums and other revenues

Net premiums earned:

   Property/casualty net premiums earned	                         2,685
   Life and health net premiums earned	                           1,388

Total net premiums earned	                                        4,073
Net investment income	                                              402
Other revenues	                                                      55
Net realized gains on investments  	                                 27

	Total revenues                                                 	 4,557


Expenses

Claims and claim expenses	                                        2,139
Life and health benefits	                                           974
Acquisition costs	                                                  838
Other operating costs and expenses	                                 352

      Total expenses	                                             4,303

      Income before income taxes                                  	 254

Income tax expense:
  Current	                                                           51
  Deferred  	                                                        72
Income tax expense	                                                 123

      Net income	                                                   131



The accompanying notes are an integral part of these consolidated financial statements.
                                        4


                                   Cologne Re
                          Consolidated Balance Sheet
                               December 31, 1994
                                U.S. GAAP Basis
                       (in millions, except share data)

                                                                    	DM
Assets
Investments:
  Fixed maturities:
    Held-to-maturity: at amortized cost (fair value: DM 354)	        347
    Available-for-sale: at fair value (cost: DM 4,834)	            4,672
    Equity securities: at fair value (cost: DM 954)	                 945
  Short-term investments, at amortized cost which approximates
    fair value                                                    	1,033
  Other invested assets	                                             272
  	Total investments	                                              7,269

Cash	                                                                238
Funds held by reinsured companies	 	                               2,693
Accrued investment income	                                           117
Accounts receivable	                                                 794
Reinsurance recoverables	                                            578
Deferred acquisition costs	                                          313
Other assets	                                                        681

   Total assets 	                                                 12,683

Liabilities
Claims and claim expenses	                                         4,858
Policy benefits for life and health contracts	                     3,049
Unearned premiums	                                                   839
Other reinsurance balances	                                        2,611
Income taxes 	                                                       105
Other liabilities	                                                   526

   Total liabilities	                                             11,988

Shareholders' Equity
Common stock (297,700 shares issued and outstanding) 	                50
Preferred stock  (240,000 shares issued and outstanding)	             12
Paid-in capital	                                                     108
Unrealized appreciation of investments, net of income taxes	        (103)
Currency translation adjustments, net of income taxes	              (149)
Retained earnings	     	                                             777

   Total shareholders' equity	                                       695

   Total liabilities and shareholders' equity	                    12,683



The accompanying notes are an integral part of these consolidated financial statements.
                                     5



                                 Cologne Re
                    	Consolidated Statement of Cash Flows
                   	Twelve months ended December 31, 1994
                               U.S. GAAP Basis
                                (in millions)

                                                                      		DM
Cash flows from operating activities:
Net income	                                                             131
Adjustments to reconcile net income to net cash provided
  by operating activities:
	Change in claim and claim expense liabilities	                         861
	Change in policy benefits for life and health contracts	               183
	Change in reinsurance recoverable	                                    (106)
	Change in unearned premiums 	                                           30
	Change in prepaid reinsurance premiums	                                  4
	Change in deferred acquisition costs	                                  (40)
	Other changes in assets and liabilities	                              (151)
	Realized gains on investments	                                         (27)

	Net cash from operating activities	                                    885

Cash flows used in investing activities:
Fixed maturities:  held-to-maturity
	Purchases                                                            	(54)
	Maturities	                                                            15
Fixed maturities:  available-for-sale
	Purchases	                                                         (3,378)
	Maturities	                                                            62
	Sales	                                                              2,846
Equity securities
  	Purchases	                                                         (273)
	Sales	                                                                162
Purchases of other invested assets	                                    (79)
Net purchases of short-term investments	                              (119)

	Net cash used in investing activities	                               (818)

Cash flows from financing activities:
Change in contract deposits	                                            58
Cash dividends paid to shareholders:
	Common	                                                               (36)
	Preferred	                                                             (9)

	Net cash from financing activities	                                    13

Change in cash                                                         	80
Cash, beginning of year	                                               158
Cash, end of year	                                                     238


The accompanying notes are an integral part of these consolidated financial statements.
                                     6



                                Cologne Re
             Notes to Consolidated Interim Financial Statements


1.  Summary of Significant Accounting Policies

The following is a description of the significant accounting policies and practices employed by Kolnische Ruckversicherungs-Gesellschaft AG and Subsidiaries ("Cologne Re") for the accompanying unaudited, consolidated financial statements:

General: The consolidated financial statements have been prepared on the basis of generally accepted accounting principles in the United States ("U.S. GAAP").
 The reporting of client underwriting accounts to reinsurers in Cologne Re's principal markets is customarily delayed as a matter of business practice. Consequently, the consolidated results include accruals and estimates by management of premium and loss experience. These estimates are based on the best available information, including Cologne Re's historical experience, known premium and loss trends and activity levels, catastrophic loss event reports and other available management information.

Basis of Presentation: The consolidated financial statements include Cologne Re and its subsidiaries. All significant intercompany transactions have been eliminated. The financial statements are expressed in Cologne Re's functional currency, the German mark ("DM").

Investments: Fixed maturity securities that Cologne Re has both the ability and intent to hold to maturity are valued at amortized cost. Fixed maturity securities that Cologne Re may sell prior to maturity in response to changes in market interest rates, changes in liquidity needs, or other factors are classified as available-for-sale and are carried at fair value, with unrealized gains and losses, net of deferred income taxes, excluded from income and reported in a separate component of shareholders' equity. Equity securities are carried at fair value, with unrealized gains and losses included in shareholders' equity. Included in other invested assets are investments in real estate and mortgage loans carried at cost.

Realized gains or losses on sales of investments are principally determined on the basis of identified cost and include adjustments to the net realizable value of investments for declines in value that are considered to be other than temporary. Investment income is recognized as earned and includes the amortization of bond discount and accretion of bond premium.

Property/Casualty Operations: Premiums are recognized in income over the contract period in proportion to the amount of reinsurance provided. Unearned premium liabilities are established to cover the unexpired portion of premiums written. Such liabilities are computed by pro rata methods based on statistical data and reports received from ceding companies. Premiums are net of retrocessions.

Acquisition costs, consisting of commissions incurred at contract issuance, are deferred and amortized over the period in which the related premiums are earned, generally one year. Deferred acquisition costs are reviewed to determine that they do not exceed recoverable amounts, after considering investment income.



                                     7
                               Cologne Re
       Notes to Consolidated Interim Financial Statements (continued)

The liability for claims and claim expenses is based on reports and information received from ceding companies. The liability also includes incurred but not reported losses which are based on past experience. The methods of determining such estimates and establishing the related liabilities are periodically reviewed and updated, and any resulting adjustments are included in income currently. Reinsurance recoveries on unpaid claims and claim expenses are recognized in a manner consistent with the method for establishing the related liability.

The liability for unpaid claims and claim expenses includes estimated amounts for certain types of environmental and latent injury claims. Environmental and latent injury exposures do not lend themselves to traditional methods of loss development reserve determination. The estimates may be considered less reliable than reserves for standard lines of business (e.g., motor business)
due to uncertainties about the ultimate exposure at this time.   In addition to
reported claims, Cologne Re has also included an estimate for incurred but not reported (IBNR) claims. The liability for these types of environmental and latent injury claims was DM 107 million at December 31, 1994.

Life Insurance Operations: Premiums for traditional life insurance products are generally recognized as revenues over the premium paying period of the underlying insurance policies. Benefits and expenses relating to such revenues are accrued in a manner such that profits are recognized over the estimated life of the policies. The liability for future policy benefits for life and health contracts has been computed based upon assumed investment yields, mortality, and withdrawal rates anticipated at the time the policies were issued. These assumptions include a margin for adverse deviation and vary with the characteristics of the reinsurance contract's year of issue, policy duration, country of risk and other appropriate factors. The interest rate assumptions used vary by country and range from 3 percent to 7 percent. There was no participating life business; however, provisions have been made for profit-sharing commission payments to ceding companies.

Deferred Taxes: Deferred income taxes have been provided for temporary differences between the bases of assets and liabilities used in the financial statements and tax return (see Note 2). Deferred income taxes are also provided for unrealized appreciation (depreciation) of equity securities and certain fixed maturities by a charge (credit) directly to the related component of shareholders equity.

Foreign Currency Translation: Assets and liabilities are translated at the rate of exchange in effect at the close of the period. Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than the German mark) are included in net income.

Contract Deposits: Reinsurance contracts that do not indemnify the ceding company against loss or liability are recorded as deposits and included in the balance sheet caption, "other reinsurance balances". These deposits are treated as financing transactions and are credited or charged with interest income or expense according to contract terms.

Allowance for Doubtful Accounts: Cologne Re establishes an allowance for uncollectible reinsurance recoverables and other doubtful receivables. The allowance was recorded as a valuation account that reduces the corresponding asset. The allowance was DM 3 million at December 31, 1994.

                                       8
                                  Cologne Re
          Notes to Consolidated Interim Financial Statements (continued)


2. German and Foreign Income Taxes

Cologne Re provides for current and deferred taxes based on the tax rate in each subsidiary's taxing jurisdiction. For Cologne Re's subsidiaries located in taxing jurisdictions with dual tax rates based on retained and remitted earnings, deferred taxes have been provided at the retained rate.

Income tax expense for the twelve months ended December 31, 1994 was as follows:


(in DM millions)                      	German	      Foreign       	Total

Current                                 	25           	26           	51
Deferred	                                75          	 (3)	          72
  Total                                	100           	23          	123

Cologne Re's effective income tax rate of 49% in 1994 was less than the German combined tax rate of approximately 57%. This lower rate is principally due to
income earned in jurisdictions with lower tax rates than Germany.   Income
taxes paid in 1994 were DM 25 million.


3.  Reinsurance Ceded

Cologne Re utilizes reinsurance to reduce its exposure to large losses. These agreements provide for recovery of a portion of losses from reinsurers. If reinsurers are unable to meet their obligations under the agreements, Cologne
Re would be liable for such defaulted amounts. Cologne Re holds partial collateral under these agreements. Cologne Re has no significant concentrations of credit risk with any reinsurer at December 31, 1994. The income statement amounts for premiums written, premiums earned and claims and claim expenses incurred are net of reinsurance. Assumed, ceded and net amounts for these items in 1994 were as follows:

             	         Premiums Written  	           Premiums Earned
	                     Property/    	Life         	Property/    	Life           	   Claims and	           Life and
(in DM millions)     	Casualty   and Health	      Casualty	   and Health 	       Claim Expenses	       Health Benefits
Assumed               	3,424     	 1,475           	3,366	      1,478	             2,537	                 1,088
Ceded                  	(682)	       (94)           	(681)        (90)	             (398)	                 (114)
Net                   	2,742	      1,381           	2,685       1,388              2,139  	                 974











                                   Cologne Re
         Notes to Consolidated Interim Financial Statements (continued)

4.   Investments

The cost, fair value, and gross unrealized appreciation and depreciation of short-term, fixed maturity, equity and other investments of Cologne Re at December 31, 1994 were as follows:

                                                  		Gross        	Gross
                                                 		Unrealized   	Unrealized 	   Fair
 (in DM millions)                     	Cost      	Appreciation  Depreciation   	Value
Short-term investments                	1,033 	          -	            1	        	1,032

Fixed maturities - held-to-maturity
  German federal and state government    	22           	-            	-            	22
  U.S. Government	                         6           	-            	-   	         	6
  Other federal and state government     	78           	-            	-            	78
  Corporate                             	241	           7   	         -           	248
Total fixed maturities-held-to-maturity	 347	           7 	           -           	354

Fixed maturities - available-for-sale
  German federal and state government   	880           	-            	39          	841
  U.S. Government	                       659           	-            	23          	636
  Other federal and state government	  1,510           	1            	57        	1,454
  Corporate                           	1,611           	-            	33        	1,578
  Tax-exempt	                            170           	-            	11          	159
  Foreign 	                                4	           -  	           - 	           4
Total fixed maturities-available-e
  for sale                             4,834            1            163         4,672

Equities                                	954          	16            	25          	945

Other invested assets 	                  272         	 60	             -          	332

  Total	                              	7,440         		84            	189       	7,335

1 Cost is amortized cost for short-term investments and fixed maturities, and original cost for equity securities and other invested assets.

The contractual maturity of  fixed maturities held-to-maturity and available-for
- -sale is shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain obligations.

		                                         Held-to-maturity		   	Available-for-sale
                                         	Amortized	  Fair	     Amortized	 Fair
 (in DM millions) 	                       Cost       	Value	    Cost      	Value
Due in one year or less                   	37          	37      	259        	257
Due after one year through five years	    185         	190    	2,804      	2,707
Due after five years through ten years	   123         	124    	1,286      	1,238
Due after ten years                         2	           3	      485         468

Total                                    	347         	354    	4,834      	4,672

                                                10



Cologne Re
Notes to Consolidated Interim Financial Statements (continued)


5.  Shareholders' Equity

At December 31, 1994, capital stock of Cologne Re consisted of 297,700 shares of outstanding common stock and 240,000 shares of cumulative preferred stock. The voting common shares include 34,700 shares with a nominal value of DM 1,000 each, 43,000 shares with a nominal value of DM 100 each, and 220,000 shares with
a nominal value of DM 50 each.   The preferred shares have a nominal value of
DM 50 each and are entitled to a dividend that is 2 percent per annum greater than the rate paid on the nominal value of the common shares. The preferred dividend is also subject to a minimum annual amount of 4 percent of nominal value, aggregating DM 480,000. While generally having no voting rights, the preferred shares would acquire voting rights under certain conditions, such as a consecutive two-year omission of the preferred dividend. The preferred shares rank equally with common shares in liquidation, unless unpaid dividends are due the holders of preferred shares.

The 1994 consolidated statement of cash flows includes common and preferred dividends for both 1993 and 1992, which were paid during 1994.


6.  Commitments and Contingencies

Cologne Re leases certain office space under non-cancelable leases expiring in
various years through 2001.   Rental expense was DM 1 million in 1994.   The
future minimum annual rental commitments under non-cancelable leases were as follows:

(in DM millions)

1995                                  	1
1996	                                  1
1997                                  	1
1998		                                 1
Subsequent to 1998                    	2
Total                                 	6













                                         11


                             General Re Corporation
                                  FORM 8-K/A 1


Pro Forma Financial Information

On December 28, 1994, the Corporation and Colonia Konzern AG ("Colonia") formed a new company that acquired 75 percent of the common shares and approximately 30 percent of the preferred shares of Kolnische Ruckversicherungs-Gesellschaft
AG ("Cologne Re"), which collectively represents a 66.3 percent economic interest in Cologne Re. In exchange for its Cologne Re shares, Colonia, for itself and as trustee for Nordstern Allgemeine Versicherungs AG (collectively, the "CKAG Group"), received 100 percent of the Class A shares of the new company, General Re-CKAG Reinsurance and Investment S.A.R.L. ("GR-CK"). The Corporation initially contributed DM 1,377 million to GR-CK, in exchange for 100 percent of the Class B shares of GR-CK. On December 30, 1994, GR-CK paid
DM 475 million to a subsidiary of the Corporation in exchange for notes with a principal amount of DM 475 million. The notes pay interest of 8.0 percent annually to GR-CK and are due on December 30, 2004.

The Class A shares have 49.9 percent of the votes of GR-CK and are entitled to an annual Class A dividend, which is based on a formula and is subject to a minimum of approximately DM 36 million, while the Class B shares have 50.1 percent of the votes of GR-CK and are entitled to the earnings of GR-CK in excess of the Class A dividend. The Corporation has an option after seven years to purchase the Class A shares of GR-CK owned by the CKAG Group at a formula price. The option has a minimum exercise price of DM 1,306 million and a maximum exercise price of DM 1,509 million, subject to certain warranty adjustments that may reduce the exercise price.

At December 31, 1994, the balance sheets of GR-CK and Cologne Re were included in the consolidated balance sheet of the Corporation on its Form 10-K, as filed with the Securities and Exchange Commission on March 10, 1995. Accordingly, no pro forma balance sheet information has been presented.

The following table presents the unaudited, pro forma consolidated statement of income of the Corporation for the year ended December 31, 1994. The pro forma information gives effect to the GR-CK joint venture transaction as of January 1, 1994 (see the notes to the pro forma consolidated statement of income for more information). The Corporation's actual 1994 financial statements exclude any results of the joint venture prior to the transaction date of December 28, 1994.
   The pro forma consolidated statement of income neither purports to represent what the Corporation's results of operations actually would have been had the acquisition and related transactions in fact occurred on the assumed dates, nor to project the Corporation's results of operations for any future period. The pro forma adjustments are based upon currently available information and certain assumptions that the Corporation believes are reasonable in the circumstances. The pro forma consolidated statement of income should be read in conjunction with the 1994 financial statements of Cologne Re and the Corporation, including the notes thereto.







                                       12


                             General Re Corporation
                 Pro Forma Consolidated Statement of Income
                         Year ended December 31, 1994
                            (in U.S. $ millions)


                                                                              Unaudited

                                           	Corporation	 	                     Pro forma 	        Pro forma
                                           	Historical(1)    Cologne Re(2)   Adjustments (3)  	 Consolidated
Premiums and other revenues
Net premiums earned
  Property/casualty                            	$2,788	          $1,660	 	                          	$4,448
  Life and health	                                   -  	           858			                              858
Total net premiums earned	                       2,788           	2,518		                     	       5,306

Net investment income                             	749             	249           $  3	(A) 	          1,001
Other income	                                      234              	34		  	                            268
Net realized gains on investments	                  66    	          17                    			  	        83

      Total revenues                            	3,837	           2,818	             3		              6,658


Expenses
Claims and claim expenses	                       1,981 	          1,323	 		                           3,304
Life and health benefits	                            - 	            602			                              602
Acquisition costs	                                 614 	            518	             3	(B)	           1,135
Other operating costs and expenses	                448          	   218             16	(C)	             682

      Total expenses	                            3,043	           2,661	            19		              5,723

      Income before taxes and minority interest	   794	             157	           (16)		               935

Income tax expense:
  Current	                                         152	              32	            11	   	             195
  Deferred  	                                      (23)             	44	           (26)  		              (5)
Income tax expense	                                129	              76	           (15)	(D)	            190

      Income before minority interest	             665 	             81	            (1)		               745

Minority interest	                                   -	               -	           (51) (E)             (51)

      Net income	                                 $665	             $81	          ($52)                $694


Earnings per share:

Net income per share	                            $7.97				                                            $8.32






See the accompanying notes to the pro forma consolidated statement of income.
                                          13


                                General Re Corporation
               Notes to the Pro Forma Consolidated Statement of Income

The pro forma income statement presents the results of the Corporation as if the transaction establishing GR-CK had occurred on January 1, 1994. It is not appropriate to assume the results presented would have been the actual amounts reported by the Corporation if the transaction had occurred on January 1, 1994.

(1)	Amounts in the first column present the historical results from operations reported by the Corporation in its annual report on Form 10-K for the year ended
December 31, 1994.

(2)	The second column presents Cologne Re's historical U.S. GAAP results from operations for the twelve months ended December 31, 1994, before purchase accounting adjustments.  These results are the same as those presented in the previous section of this Form 8-K, after conversion into U.S. dollars using an average exchange rate for the period of DM 1.62 to the U.S. dollar.

(3)	The third column includes purchase accounting adjustments, pro forma adjustments to the Corporation's historical operations and the pro forma results of GR-CK.  The principal purchase accounting adjustment affecting operating results would have been the amortization of goodwill. Under purchase accounting, the Corporation's investment in GR-CK would have been allocated to the net fair value of GR-CK's assets and liabilities as of January 1, 1994.  Purchase accounting adjustments, pro forma adjustments and the pro forma results of GR-CK are as follows:


                                                                         		Adjustment
		                                                                          Amounts
		                                                                        (in millions)
(A)Net Investment Income
It was assumed that GR-CK would have received from the Corporation net proceeds of DM 902 million ($519 million at the then-current exchange rate)
on January 1, 1994.  These funds were then assumed to have earned pretax investment income at 6.5 percent in 1994.  The investment income was converted into U.S. dollars using an average exchange rate for the period of
DM 1.62 to the U.S. dollar.                                                       $ 37



It was also assumed that the Corporation initially would have contributed DM
1,377 million ($792 million at the then-current exchange rate) to GR-CK on
January 1, 1994.  The Corporation was assumed to have issued immediately thereafter a note to GR-CK in the amount of DM 475 million ($273 million at
the then-current exchange rate).    The net funds contributed to GR-CK of DM
902 million were assumed to be invested in DM-denominated securities earning
6.5 percent during 1994 based on existing yields as of January 1, 1994.           (34)



GR-CK was assumed to have earned investment income on its DM 475 million note from the Corporation at 8.0 percent per annum and the Corporation
would have incurred an offsetting interest expense of DM 38 million.               -

                                                                               $   3


                                         14

                             General Re Corporation
         Notes to the Pro Forma Consolidated Statement of Income (continued)


		                                                                         Adjustment
		                                                                          Amounts
                                                                         		(in millions)


(B) Acquisition Costs
The Corporation would have recorded a purchase accounting adjustment to write off the deferred acquisition costs associated with Cologne Re's in-force life reinsurance business and established an asset for the present value of the after-tax future profits ("PVP") on this business.  The net effect of amortizing
PVP and the reversal of the associated deferred acquisition costs would have
resulted in an additional net expense.                                             $  3

(C) Other operating costs and expenses
Amortization of goodwill and incremental overhead costs associated with the investment in the joint venture would have resulted in additional expenses for
the Corporation.                                                                    $16

(D) Income tax expense
The cash contribution to GR-CK by the Corporation would have lowered
investment income and correspondingly decreased U.S. income taxes.                 $(21)



Investment income earned in GR-CK would have resulted in additional foreign
tax expense.                                                                         22


As a result of its investment in GR-CK, the Corporation would have earned a net tax benefit due to additional foreign tax credits, which would have reduced
its U.S. income tax expense.                                                        (16)

                                                                                   $(15)

(E) Minority interest
The minority interest of third party shareholders in Cologne Re would have
been deducted from the Corporation's earnings.                                     $27



The minority interest of the CKAG Group in the pro forma earnings of GR-CK
would also have been deducted from the Corporation's earnings.                      24

                                                                                   $51





                                    15





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    		GENERAL RE CORPORATION
		                                                    Registrant



Date: March 10, 1995	                                 By:  JOSEPH P. BRANDON
		                                                    Joseph P. Brandon
			                                                   Vice President and
			                                                   Chief Financial Officer
		                                                    (Principal Financial Officer)



Date: March 10, 1995	By:                              ELIZABETH A. MONRAD
			                                                   Elizabeth A. Monrad
		                                                    Vice President and Treasurer
		                                                    (Principal Accounting Officer)

























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